Exhibit 99.1

AMAZON.COM ANNOUNCES THIRD QUARTER RESULTS

SEATTLE—(BUSINESS WIRE) October 26, 2023—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its third quarter ended September 30, 2023.

•Net sales increased 13% to $143.1 billion in the third quarter, compared with $127.1 billion in third quarter 2022. Excluding the $1.4 billion favorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales increased 11% compared with third quarter 2022.
•North America segment sales increased 11% year-over-year to $87.9 billion.
•International segment sales increased 16% year-over-year to $32.1 billion, or increased 11% excluding changes in foreign exchange rates.
•AWS segment sales increased 12% year-over-year to $23.1 billion.
•Operating income increased to $11.2 billion in the third quarter, compared with $2.5 billion in third quarter 2022.
•North America segment operating income was $4.3 billion, compared with an operating loss of $0.4 billion in third quarter 2022.
•International segment operating loss was $0.1 billion, compared with an operating loss of $2.5 billion in third quarter 2022.
•AWS segment operating income was $7.0 billion, compared with operating income of $5.4 billion in third quarter 2022.
•Net income increased to $9.9 billion in the third quarter, or $0.94 per diluted share, compared with $2.9 billion, or $0.28 per diluted share, in third quarter 2022.
•Third quarter 2023 net income includes a pre-tax valuation gain of $1.2 billion included in non-operating income (expense) from the common stock investment in Rivian Automotive, Inc., compared to a pre-tax valuation gain of $1.1 billion from the investment in third quarter 2022.
•Operating cash flow increased 81% to $71.7 billion for the trailing twelve months, compared with $39.7 billion for the trailing twelve months ended September 30, 2022.
•Free cash flow improved to an inflow of $21.4 billion for the trailing twelve months, compared with an outflow of $19.7 billion for the trailing twelve months ended September 30, 2022.
•Free cash flow less principal repayments of finance leases and financing obligations improved to an inflow of $15.9 billion for the trailing twelve months, compared with an outflow of $28.5 billion for the trailing twelve months ended September 30, 2022.
•Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations improved to an inflow of $20.2 billion for the trailing twelve months, compared with an outflow of $21.5 billion for the trailing twelve months ended September 30, 2022.

“We had a strong third quarter as our cost to serve and speed of delivery in our Stores business took another step forward, our AWS growth continued to stabilize, our Advertising revenue grew robustly, and overall operating income and free cash flow rose significantly,” said Andy Jassy, Amazon CEO. “The benefits of moving from a single national fulfillment network in the U.S. to eight distinct regions are exceeding our optimistic expectations, and perhaps most importantly, putting us on pace to deliver the fastest delivery speeds for Prime customers in our 29-year history. The AWS team continues to innovate and deliver at a rapid clip, particularly in generative AI, where the combination of our custom AI chips, Amazon Bedrock being the easiest and most flexible way to build and deploy generative AI applications, and our coding companion (CodeWhisperer) allowing enterprises to have the equivalent of an experienced engineer who understands all of their proprietary code is driving momentum with customers, including adidas, Booking.com, GoDaddy, LexisNexis, Merck, Royal Philips, and United Airlines, all of whom are starting to run generative AI workloads on AWS. Between AWS re:Invent and our 29th holiday shopping season, this is a particularly action-packed time of year at Amazon and we’re excited for what’s to come.”

Highlights

Obsessing over the customer experience
Amazon obsesses over how to make customers’ lives better and easier every day with new and improved products and services. This is true for consumers, sellers, brands, developers, enterprises, and creators. For example, Amazon:
•Sold hundreds of millions of items worldwide during Prime Big Deal Days, Amazon’s largest two-day October holiday kick-off event ever. Prime members across 19 countries saved more than $1 billion on millions of deals. On the first day of the event, U.S. Prime members purchased more than 25 million items with Same-Day or Next-Day Delivery, with hundreds of thousands of items delivered within four hours of purchase.
•Announced new Buy with Prime features to help merchants grow their businesses on their own websites, such as the ability to integrate Buy with Prime with Shopify. The Buy with Prime app for Shopify will make it easier for Shopify merchants to manage their businesses, with inventory, pricing, and promotions automatically synced in one place. In addition, Buy with Prime Assist enables merchants to offer 24/7 post-order customer service support at no additional cost, and the Buy with Prime cart feature allows customers to purchase multiple Buy with Prime products in one transaction from a single merchant.
•Announced new offerings to help customers get and stay healthy, including an expanded Amazon Clinic virtual health care marketplace now available across the U.S. to provide care for more than 35 conditions, and 60-minute delivery of medications through Amazon Pharmacy using Prime Air drones in College Station, Texas. Additionally, Amazon Pharmacy partnered with Blue Shield of California on a first-of-its-kind model to provide more affordable pharmacy care to its members, where Amazon Pharmacy will offer fast, free home delivery of prescription medications to more than 4.8 million Blue Shield of California members, starting in 2025.
•Partnered with BuzzFeed, Hearst Newspapers, Pinterest, Raptive, and Ziff Davis brands like Lifehacker and Mashable, among others, to display sponsored product ads on their apps and websites for products sold in Amazon’s U.S. store. These third-party ad partnerships will make it easier for customers to move from inspiration to buying in one or two clicks.
•Attracted 15.1 million viewers for the Thursday Night Football (TNF) season opener, Prime Video’s most watched TNF game ever, according to Nielsen. Through the first six games, TNF averaged 12.9 million viewers, an increase of 25% from last season’s six-game average, according to Nielsen. Season to date, the median age for TNF viewers is 47, which is seven years younger than the median age watching the NFL on linear networks.
•Debuted the second season of Amazon Original series The Summer I Turned Pretty, which had double the global audience in the first three days compared to Season One. In addition, for the first seven weeks after its debut, it was the most viewed series on Prime Video in over 100 countries.
•Released Amazon Original films and series A Million Miles Away, the real-life story of NASA flight engineer José Hernández; Red, White & Royal Blue, the romantic comedy based on Casey McQuiston’s New York Times best-selling novel; The Burial, a true story exposing corporate corruption and racial injustice, starring Jamie Foxx and Tommy Lee Jones; Sitting in Bars with Cake, the story of baking and best friends; and Gen V, an expansion of The Boys Universe. Amazon also premiered the second seasons of the hit young-adult drama The Summer I Turned Pretty and the fantasy series The Wheel of Time, and rebooted the globally beloved soap opera Neighbours.
•Premiered new films from Amazon MGM Studios, including American Fiction, which won the People’s Choice Award at the Toronto International Film Festival. The film will begin its theatrical release in December. Amazon MGM Studios also released the indie film Bottoms, which opened in select U.S. markets on August 25.

•Launched Prime Video Channels and the Prime Video Store in Chile and Colombia, and grew Prime Video’s international slate of content with more than 40 local Amazon Originals and live sporting events. This includes: The Lost Flowers of Alice Hart (Australia), Cangaço Novo (Brazil), Los Iniciados (Colombia), All or Nothing: The German National Team in Qatar (Germany), Made in Heaven (India), The Ferragnez - The Series (Italy), Sanremo Special (Italy), and Wilderness (UK).
•Entered a strategic collaboration to advance generative AI with Anthropic. As part of the expanded collaboration, Anthropic selected AWS as its primary cloud provider and will build and deploy future generations of its foundation models on AWS Trainium and AWS Inferentia chips. Anthropic plans to run the majority of its workloads on AWS and will also provide AWS customers with access to future generations of its foundation models via Amazon Bedrock. Amazon developers and engineers will have the opportunity to build with Anthropic models to enhance existing applications and create new customer experiences.
•Announced new AI-driven commitments and expansions from AWS customers.
•BMW Group selected AWS to power its next-generation of automated driving platform, which will use BMW's preexisting Cloud Data Hub on AWS, and will use AWS compute, generative AI, Internet of Things (IoT), machine learning (ML), and storage capabilities to help accelerate the delivery of highly automated BMW vehicles.
•UK-based bank NatWest expanded its partnership with AWS to accelerate the responsible use of AI and co-create AI products on foundation models available through Amazon Bedrock to enhance the financial well-being of its 10 million customers.
•Occidental, an international energy company and carbon management leader, selected AWS as its preferred cloud provider to improve operational efficiencies, reduce IT infrastructure costs, and develop systems for carbon removal plants, which are expected to capture 1 million metric tons per year. Occidental is leveraging AWS analytics and ML services like Amazon Elastic Compute Cloud (Amazon EC2), Amazon Elastic Block Store (Amazon EBS) to scale IT resources, and AWS Lake Formation to increase efficiencies and extract greater value from operational data.
•PwC announced a collaboration with AWS to deliver a goal of $800 million in business value to clients and strengthen PwC’s offerings, including cloud migration and modernization, data and analytics, cybersecurity and risk, customer experience, managed services, generative AI, and climate reporting and transition to net-zero carbon emissions.
•EVERSANA, provider of commercial services to the global life sciences industry, teamed up with AWS to use Amazon Bedrock to accelerate generative AI use cases to help pharmaceutical and life science manufacturers drive efficiencies and business value while improving patient outcomes.
•DS Smith, a sustainable packaging provider, will leverage AWS’s global infrastructure, advanced analytics, IoT, AI, and ML to derive deeper business intelligence, deliver new digital customer experiences, and drive automation at scale across its supply chain, including real-time monitoring of manufacturing capacity and supply chain management to support sustainability targets.
•Abdul Latif Jameel, an internationally diversified business, selected AWS as its preferred cloud provider to use AWS analytics, ML, and Amazon Bedrock to develop generative AI applications that will help car manufacturers offer digital showroom experiences for customers and enhance in-car experiences, while reducing development costs.
•South Korean game developer NCSOFT launched seven large language models (LLMs) on Amazon SageMaker JumpStart to democratize generative AI in Korea and accelerate development of new gaming and creative applications.
•Genpact, a global professional services firm, expanded its relationship with AWS to transform its financial crime risk operations by leveraging generative AI and LLMs. Genpact is accelerating efficiencies and impact for their clients by integrating their proprietary cloud-based financial crime suite with Amazon Bedrock.
•Continued to expand AWS’s infrastructure footprint to support customers by launching the AWS Israel (Tel Aviv) Region and a new AWS Local Zone in Phoenix, Arizona. The AWS Israel (Tel Aviv) Region is estimated to support an average of 7,700 full-time equivalent jobs annually through a planned investment of $7.2 billion through 2037.

Inventing on behalf of customers
Amazon is driven by a passion for invention across all of its business areas. The company builds new products and services that customers ask for, and also invents new ones that customers didn’t know they wanted but make their lives or businesses better in some meaningful way. For example, Amazon:
•Launched product review highlights, a new generative AI–powered feature that lets shoppers in Amazon’s U.S. store quickly determine what other customers are saying about a product before reading through reviews. Review highlights provide a short paragraph on the product detail page with features and customer sentiment frequently mentioned across reviews.
•Introduced generative AI capabilities to help sellers create product listings as part of numerous innovations at Accelerate 2023, Amazon’s annual seller conference. Other announcements included an end-to-end, fully automated set of supply chain services called Supply Chain by Amazon that allows sellers to quickly and reliably move products directly from their manufacturers to customers. In India, Amazon also announced a generative AI–based digital assistant to help small businesses establish an ecommerce presence. The tool will help sellers with registration, listing, and advertising.
•Previewed a smarter and more conversational Alexa, powered by generative AI and an LLM custom-built for voice interactions. New conversational AI capabilities include the ability to make multiple requests at once, make more ambiguous smart home requests, set up an Alexa Routine entirely by voice instead of the app, and make more natural and conversational requests without having to use specific phrases or device names.
•Announced new LLM tools that will make it easier for developers to create more conversational and intuitive Alexa experiences for their customers. Brands using these new tools include BMW, Character.AI, iRobot, Philips Hue, Splash, and Volley.
•Introduced the next-generation Echo Show 8 built-in smart home hub that can process common smart home requests 40% faster than previous generations, Echo Hub smart home control panel to manage smart home devices, and next-generation Echo Frames smart audio glasses with hands-free access to Alexa, extended battery life, and improved audio.
•Announced updates to the Fire TV experience, including an enhanced AI-powered Fire TV voice search, so customers can ask Alexa open-ended questions about TV shows and movies using conversational language; a “Continue Watching” row that aggregates content from streaming entertainment providers, including Amazon Freevee, Disney+, Hulu, MGM+, Peacock, and STARZ; and an AI Art feature, so customers can create artwork on their Fire TV devices using their voice.
•Unveiled the Fire TV Stick 4K Max, which comes with the Fire TV Ambient Experience that turns the TV into an always-smart display so customers can see Calendars and Reminders, control smart devices, or play audio. Amazon also introduced the Fire TV Stick 4K with support for Wi-Fi 6, and the Fire TV Soundbar that provides room-filling sound with support for DTS Virtual:X and Dolby Audio.
•Expanded home security offerings with the Ring Stick Up Cam Pro, giving customers an aerial perspective to pinpoint and send more accurate alerts; Blink Outdoor 4, with improved image quality for person detection; and Blink Sync Module Pro with extended range, giving customers options in where they install their cameras.
•Introduced eero Max 7, which combines patented TrueMesh networking technology with the latest Wi-Fi 7 standard to dramatically increase speeds, avoid interference, and improve latency.
•Kicked off Project Kuiper’s Protoflight mission with the launch of two prototype satellites aboard an Atlas V rocket from United Launch Alliance. Project Kuiper, Amazon’s low Earth orbit satellite broadband initiative, will use this multimonth mission to test its satellites and network from space, and collect data ahead of the planned start of satellite production later this year. Project Kuiper also announced a partnership with Vodafone and Vodacom to extend the reach of their 4G/5G networks in Africa and Europe, provide backup to businesses, scale for major events, and quickly recover after disasters.
•Enhanced the viewing experience for Thursday Night Football with AI-driven features powered by AWS, such as Prime Targets and Defensive Alerts. Prime Targets uses ML to highlight which receivers are in position to convert a first down. Defensive Alerts uses a generative AI model that grows more accurate over time to identify players that are likely to rush the quarterback.
•Announced new AWS technologies and capabilities that help customers of all sizes take advantage of generative AI, improve productivity, and enhance their security posture. Customers are using Amazon Bedrock to bring generative AI to their businesses, including adidas, Booking.com, Bridgewater Associates, Clariant, Coda, GoDaddy, LexisNexis

Legal & Professional, Lonely Planet, Merck, Royal Philips, Showpad, Travelers, and United Airlines. New offerings include:
•General availability of Amazon Bedrock, a fully managed service that offers leading foundation models as a single application programming interface (API), along with capabilities that help customers build generative AI applications, simplifying development while maintaining privacy and security.
•More choice for Amazon Bedrock customers with the addition of Meta as a model provider. Amazon Bedrock is the first service to offer Meta’s Llama 2 model as a fully managed service available through a single API.
•New model customization capability for Amazon CodeWhisperer, an AI-powered coding companion, allowing organizations to securely customize CodeWhisperer suggestions to include their internal code base.
•AWS Entity Resolution, an ML-powered analytics service that helps organizations improve the quality of their data by analyzing, matching, and linking related consumer, business, and product records stored across multiple applications, channels, and data stores.
•New business intelligence authoring capabilities for Amazon QuickSight, so data analysts can use natural language queries to ask forecast and “why” questions, receive accurate answers, and create compelling visualizations in seconds.

Empowering employees and delivery service partners
In addition to its focus on customers, Amazon strives to make every day better for its employees and delivery service partners. For example, the company:
•Announced that Amazon will hire 250,000 full-time, part-time, and seasonal employees in the U.S. this holiday season. Amazon also announced its largest-ever annual investment in U.S. hourly employee pay—$1.3 billion—bringing the new average hourly wage for customer fulfillment and delivery roles to more than $20.50 per hour. Over the last five years, Amazon has invested $10 billion in hourly employee wages.
•Added 14 benefits to Amazon’s FamilyFlex program, which provides operations employees and their family members with tools to help them achieve personal and professional growth. New benefits include financial wellness resources, mental health offerings, and temporary schedule adjustment policies for flexibility. Amazon also extended its family-building and fertility benefits to support more than 1 million employees and their partners across Africa, Asia-Pacific, Europe, Latin America, and the Middle East.
•Announced an $840 million investment in the Delivery Service Partner (DSP) program in the U.S. to support DSPs in providing higher wages and more benefits to drivers, including childcare-support services and tuition reimbursement for coursework at accredited universities as part of the Next Mile education program, which already offers access to more than 2,000 academic programs and up to $5,250 in annual tuition coverage.

Supporting communities and protecting the environment
Amazon believes that success and scale bring broad responsibility to help the planet, future generations, and communities. Amazon employees have passion for investing in these areas, and a sampling of the efforts from this past quarter are that Amazon:
•Supporting humanitarian aid efforts amid the Israel-Hamas war. Amazon is focused on ensuring that employees in the area are safe and have access to resources such as My HR Live Support, where employees can discuss their specific situations with advisers, and the Employee Assistance Program, which provides resources to support employees and their families. Amazon’s disaster relief team has been in close contact with international humanitarian relief partners and is making financial contributions to these organizations. Amazon is making it easy for employees to contribute to them through Amazon GIVEhub, an internal tool to support volunteerism, donations, and community engagement.
•Activated Amazon’s disaster relief teams to provide support in response to the Maui wildfires, Hurricane Idalia in Florida, and the earthquake in Morocco. Amazon mobilized its global logistics infrastructure and inventory, and quickly donated more than 300,000 relief items. Additionally, AWS helped set up temporary communications infrastructure to provide internet and phone connectivity in Maui in collaboration with the Information Technology Disaster Resource Center, and funded mappers to assess the earthquake-affected areas in Morocco.
•Committed to promoting the safe, secure, and transparent development of AI technology in collaboration with the White House, policymakers, technology organizations, and the AI community. The commitment builds on Amazon’s approach to responsible AI development and lays the groundwork for enhancing the benefits of AI and minimizing its risks.

•Published the company’s latest Economic Impact Study, which estimates that Amazon generated more than $240 billion in investment in the U.S. in 2022 and supported more than 2 million indirect jobs across industries such as logistics, construction, hospitality, and professional services, among others.
•Announced a $40 million program to help moderate-income residents in Amazon’s hometown communities become homeowners. As part of the Amazon Housing Equity Fund, this is the first program aimed at homeownership—helping members in these communities purchase homes and build generational wealth.
•Celebrated its annual Global Month of Volunteering in September, when tens of thousands of Amazon employees in more than 50 countries volunteered with over 400 community organizations around the world.
•Announced that 90% of electricity consumed by Amazon in 2022 was powered by renewable energy sources—up from 85% in 2021. From 2014 through 2022, Amazon’s wind and solar farms helped generate $12.6 billion in investments for communities around the world, and contributed more than $5.4 billion in global gross domestic product (GDP). Amazon now has more than 400 wind and solar projects globally.
•Announced that the company will require suppliers to share their carbon emissions data with Amazon and set carbon goals beginning in 2024, and that Amazon will provide tools and resources to help suppliers reach their goals. Amazon also announced the Sustainability Solutions Hub, a new resource to help independent sellers in France, Germany, Italy, Spain, UK, and U.S. with product and packaging sustainability efforts.
•Invested in direct air capture, a technology that chemically scrubs carbon dioxide from the air before storing it deep underground or in applications like building materials and low-carbon fuels, from 1PointFive and CarbonCapture Inc.
•Announced that in 2022 Amazon decreased single-use plastic by 11.6% across its global operations by expanding paper-based packaging, continuing to use lighter and more flexible packaging, and eliminating packaging altogether where possible.
Financial Guidance
The following forward-looking statements reflect Amazon.com’s expectations as of October 26, 2023, and are subject to substantial uncertainty. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic and geopolitical conditions and customer demand and spending (including the impact of recessionary fears), inflation, interest rates, regional labor market constraints, world events, the rate of growth of the Internet, online commerce, cloud services, and new and emerging technologies, and the various factors detailed below.
Fourth Quarter 2023 Guidance
•Net sales are expected to be between $160.0 billion and $167.0 billion, or to grow between 7% and 12% compared with fourth quarter 2022. This guidance anticipates a favorable impact of approximately 40 basis points from foreign exchange rates.
•Operating income is expected to be between $7.0 billion and $11.0 billion, compared with $2.7 billion in fourth quarter 2022.
•This guidance assumes, among other things, that no additional business acquisitions, restructurings, or legal settlements are concluded.

A conference call will be webcast live today at 2:30 p.m. PT/5:30 p.m. ET, and will be available for at least three months at amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results and outcomes could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products and services sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income or other taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of claims, litigation, government investigations, and other proceedings, fulfillment, sortation, delivery, and data center optimization, risks of inventory management, variability in demand, the degree to which the Company enters into, maintains, and develops commercial agreements, proposed and completed acquisitions and strategic transactions, payments risks, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services, and technologies, system interruptions, government regulation and taxation, and fraud. In addition, global economic and geopolitical conditions and additional or unforeseen circumstances, developments, or events may give rise to or amplify many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in

Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases, which may contain material information about us, and you may subscribe to be notified of new information posted to this site.
About Amazon
Amazon is guided by four principles: customer obsession rather than competitor focus, passion for invention, commitment to operational excellence, and long-term thinking. Amazon strives to be Earth’s Most Customer-Centric Company, Earth’s Best Employer, and Earth’s Safest Place to Work. Customer reviews, 1-Click shopping, personalized recommendations, Prime, Fulfillment by Amazon, AWS, Kindle Direct Publishing, Kindle, Career Choice, Fire tablets, Fire TV, Amazon Echo, Alexa, Just Walk Out technology, Amazon Studios, and The Climate Pledge are some of the things pioneered by Amazon. For more information, visit amazon.com/about and follow @AmazonNews.

AMAZON.COM, INC.
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2022	2023	2022	2023	2022	2023

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, BEGINNING OF PERIOD	$37,700	$50,067	$36,477	$54,253	$30,177	$35,178
OPERATING ACTIVITIES:
Net income (loss)	2,872	9,879	(3,000)	19,801	11,323	20,079
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization of property and equipment and capitalized content costs, operating lease assets, and other	10,327	12,131	29,236	34,843	39,103	47,528
Stock-based compensation	5,556	5,829	14,015	17,704	17,695	23,310
Non-operating expense (income), net	(1,272)	(990)	13,521	(409)	1,589	3,036
Deferred income taxes	(825)	(1,196)	(4,781)	(4,412)	(8,404)	(7,779)
Changes in operating assets and liabilities:
Inventories	732	808	(5,772)	(1,194)	(7,687)	1,986
Accounts receivable, net and other	(4,794)	(6,718)	(13,109)	(10,364)	(19,665)	(19,152)
Accounts payable	(1,226)	2,820	(6,907)	(5,415)	1,082	4,437
Accrued expenses and other	(20)	(1,321)	(7,335)	(9,022)	1,998	(3,245)
Unearned revenue	54	(25)	1,711	949	2,631	1,454
Net cash provided by (used in) operating activities	11,404	21,217	17,579	42,481	39,665	71,654
INVESTING ACTIVITIES:
Purchases of property and equipment	(16,378)	(12,479)	(47,053)	(38,141)	(65,988)	(54,733)
Proceeds from property and equipment sales and incentives	1,337	1,181	4,172	3,361	6,637	4,513
Acquisitions, net of cash acquired, non-marketable investments, and other	(885)	(1,629)	(7,485)	(5,458)	(7,866)	(6,289)
Sales and maturities of marketable securities	557	1,393	25,918	4,059	38,455	9,742
Purchases of marketable securities	(239)	(219)	(2,332)	(1,053)	(10,598)	(1,286)
Net cash provided by (used in) investing activities	(15,608)	(11,753)	(26,780)	(37,232)	(39,360)	(48,053)
FINANCING ACTIVITIES:
Common stock repurchased	—	—	(6,000)	—	(6,000)	—
Proceeds from short-term debt, and other	12,338	216	30,946	17,395	33,613	28,002
Repayments of short-term debt, and other	(7,916)	(8,095)	(21,757)	(19,339)	(24,416)	(35,136)
Proceeds from long-term debt	107	—	12,931	—	13,131	8,235
Repayments of long-term debt	—	—	(1)	(3,386)	(1,002)	(4,643)
Principal repayments of finance leases	(1,465)	(1,005)	(6,301)	(3,605)	(8,561)	(5,245)
Principal repayments of financing obligations	(48)	(64)	(186)	(198)	(233)	(260)
Net cash provided by (used in) financing activities	3,016	(8,948)	9,632	(9,133)	6,532	(9,047)
Foreign currency effect on cash, cash equivalents, and restricted cash	(1,334)	(502)	(1,730)	(288)	(1,836)	349
Net increase (decrease) in cash, cash equivalents, and restricted cash	(2,522)	14	(1,299)	(4,172)	5,001	14,903
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH, END OF PERIOD	$35,178	$50,081	$35,178	$50,081	$35,178	$50,081
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest on debt, net of capitalized interest	$304	$465	$932	$1,821	$1,299	$2,450
Cash paid for operating leases	1,813	2,692	6,268	7,687	7,961	10,052
Cash paid for interest on finance leases	88	76	290	234	404	318
Cash paid for interest on financing obligations	39	50	152	150	189	205
Cash paid for income taxes, net of refunds	742	2,628	4,340	6,982	4,674	8,677
Assets acquired under operating leases	6,755	3,345	14,031	11,075	19,839	15,844
Property and equipment acquired under finance leases, net of remeasurements and modifications	131	183	358	431	1,966	748
Property and equipment recognized during the construction period of build-to-suit lease arrangements	526	93	2,877	308	4,847	618
Property and equipment derecognized after the construction period of build-to-suit lease arrangements, with the associated leases recognized as operating	2,195	492	3,307	1,212	3,363	3,063

AMAZON.COM, INC.
Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023

Net product sales	$59,340	$63,171	$172,370	$179,184
Net service sales	67,761	79,912	192,409	225,640
Total net sales	127,101	143,083	364,779	404,824
Operating expenses:
Cost of sales	70,268	75,022	203,191	212,186
Fulfillment	20,583	22,314	61,196	64,524
Technology and infrastructure	19,485	21,203	52,399	63,584
Sales and marketing	11,014	10,551	29,420	31,468
General and administrative	3,061	2,561	8,558	8,806
Other operating expense (income), net	165	244	504	613
Total operating expenses	124,576	131,895	355,268	381,181
Operating income	2,525	11,188	9,511	23,643
Interest income	277	776	544	2,048
Interest expense	(617)	(806)	(1,673)	(2,469)
Other income (expense), net	759	1,031	(13,356)	649
Total non-operating income (expense)	419	1,001	(14,485)	228
Income (loss) before income taxes	2,944	12,189	(4,974)	23,871
Benefit (provision) for income taxes	(69)	(2,306)	1,990	(4,058)
Equity-method investment activity, net of tax	(3)	(4)	(16)	(12)
Net income (loss)	$2,872	$9,879	$(3,000)	$19,801
Basic earnings per share	$0.28	$0.96	$(0.29)	$1.93
Diluted earnings per share	$0.28	$0.94	$(0.29)	$1.89
Weighted-average shares used in computation of earnings per share:
Basic	10,191	10,322	10,178	10,286
Diluted	10,331	10,558	10,178	10,452

AMAZON.COM, INC.
Consolidated Statements of Comprehensive Income (Loss)
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023

Net income (loss)	$2,872	$9,879	$(3,000)	$19,801
Other comprehensive income (loss):
Foreign currency translation adjustments, net of tax of $76, $36, $136, and $4	(2,142)	(1,388)	(4,661)	(738)
Net change in unrealized gains (losses) on available-for-sale debt securities:
Unrealized gains (losses), net of tax of $(4), $(18), $(3), and $(52)	(195)	62	(1,095)	174
Reclassification adjustment for losses (gains) included in “Other income (expense), net,” net of tax of $0, $0, $0, and $(15)	4	3	17	48
Net unrealized gains (losses) on available-for-sale debt securities	(191)	65	(1,078)	222
Total other comprehensive income (loss)	(2,333)	(1,323)	(5,739)	(516)
Comprehensive income (loss)	$539	$8,556	$(8,739)	$19,285

AMAZON.COM, INC.
Segment Information
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023

North America
Net sales	$78,843	$87,887	$222,517	$247,314
Operating expenses	79,255	83,580	225,124	238,898
Operating income (loss)	$(412)	$4,307	$(2,607)	$8,416

International
Net sales	$27,720	$32,137	$83,544	$90,957
Operating expenses	30,186	32,232	89,062	93,194
Operating loss	$(2,466)	$(95)	$(5,518)	$(2,237)

AWS
Net sales	$20,538	$23,059	$58,718	$66,553
Operating expenses	15,135	16,083	41,082	49,089
Operating income	$5,403	$6,976	$17,636	$17,464

Consolidated
Net sales	$127,101	$143,083	$364,779	$404,824
Operating expenses	124,576	131,895	355,268	381,181
Operating income	2,525	11,188	9,511	23,643
Total non-operating income (expense)	419	1,001	(14,485)	228
Benefit (provision) for income taxes	(69)	(2,306)	1,990	(4,058)
Equity-method investment activity, net of tax	(3)	(4)	(16)	(12)
Net income (loss)	$2,872	$9,879	$(3,000)	$19,801

Segment Highlights:
Y/Y net sales growth (decline):
North America	20%	11%	13%	11%
International	(5)	16	(8)	9
AWS	27	12	32	13
Consolidated	15	13	10	11
Net sales mix:
North America	62%	61%	61%	61%
International	22	23	23	23
AWS	16	16	16	16
Consolidated	100%	100%	100%	100%

AMAZON.COM, INC.
Consolidated Balance Sheets
(in millions, except per share data)
 (unaudited)

	December 31, 2022	September 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$53,888	$49,605
Marketable securities	16,138	14,564
Inventories	34,405	35,406
Accounts receivable, net and other	42,360	43,420
Total current assets	146,791	142,995
Property and equipment, net	186,715	196,468
Operating leases	66,123	70,758
Goodwill	20,288	22,749
Other assets	42,758	53,913
Total assets	$462,675	$486,883
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,600	$72,004
Accrued expenses and other	62,566	58,812
Unearned revenue	13,227	14,398
Total current liabilities	155,393	145,214
Long-term lease liabilities	72,968	75,891
Long-term debt	67,150	61,098
Other long-term liabilities	21,121	21,707
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.01 par value; 500 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 100,000 shares authorized; 10,757 and 10,845 shares issued; 10,242 and 10,330 shares outstanding)	108	108
Treasury stock, at cost	(7,837)	(7,837)
Additional paid-in capital	75,066	92,711
Accumulated other comprehensive income (loss)	(4,487)	(5,003)
Retained earnings	83,193	102,994
Total stockholders’ equity	146,043	182,973
Total liabilities and stockholders’ equity	$462,675	$486,883

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except per share data)
(unaudited)

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Y/Y % Change
Cash Flows and Shares
Operating cash flow -- trailing twelve months (TTM)	$35,574	$39,665	$46,752	$54,330	$61,841	$71,654	81%
Operating cash flow -- TTM Y/Y growth (decline)	(40)%	(27)%	1%	38%	74%	81%	N/A
Purchases of property and equipment, net of proceeds from sales and incentives -- TTM	$59,061	$59,351	$58,321	$57,649	$53,963	$50,220	(15)%
Principal repayments of finance leases -- TTM	$9,789	$8,561	$7,941	$6,544	$5,705	$5,245	(39)%
Principal repayments of financing obligations -- TTM	$205	$233	$248	$226	$244	$260	12%
Equipment acquired under finance leases -- TTM (1)	$1,621	$868	$299	$285	$269	$239	(72)%
Principal repayments of all other finance leases -- TTM (2)	$751	$706	$670	$625	$631	$694	(2)%
Free cash flow -- TTM (3)	$(23,487)	$(19,686)	$(11,569)	$(3,319)	$7,878	$21,434	N/A
Free cash flow less principal repayments of finance leases and financing obligations -- TTM (4)	$(33,481)	$(28,480)	$(19,758)	$(10,089)	$1,929	$15,929	N/A
Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations -- TTM (5)	$(26,064)	$(21,493)	$(12,786)	$(4,455)	$6,734	$20,241	N/A
Common shares and stock-based awards outstanding	10,551	10,597	10,627	10,625	10,794	10,792	2%
Common shares outstanding	10,183	10,198	10,242	10,258	10,313	10,330	1%
Stock-based awards outstanding	368	399	384	367	481	462	16%
Stock-based awards outstanding -- % of common shares outstanding	3.6%	3.9%	3.8%	3.6%	4.7%	4.5%	N/A
Results of Operations
Worldwide (WW) net sales	$121,234	$127,101	$149,204	$127,358	$134,383	$143,083	13%
WW net sales -- Y/Y growth, excluding F/X	10%	19%	12%	11%	11%	11%	N/A
WW net sales -- TTM	$485,902	$502,191	$513,983	$524,897	$538,046	$554,028	10%
WW net sales -- TTM Y/Y growth, excluding F/X	11%	12%	13%	13%	13%	12%	N/A
Operating income	$3,317	$2,525	$2,737	$4,774	$7,681	$11,188	343%
F/X impact -- favorable	$165	$357	$213	$139	$104	$132	N/A
Operating income -- Y/Y growth (decline), excluding F/X	(59)%	(55)%	(27)%	26%	128%	338%	N/A
Operating margin -- % of WW net sales	2.7%	2.0%	1.8%	3.7%	5.7%	7.8%	N/A
Operating income -- TTM	$15,298	$12,971	$12,248	$13,353	$17,717	$26,380	103%
Operating income -- TTM Y/Y growth (decline), excluding F/X	(49)%	(57)%	(54)%	(37)%	10%	99%	N/A
Operating margin -- TTM % of WW net sales	3.1%	2.6%	2.4%	2.5%	3.3%	4.8%	N/A
Net income (loss)	$(2,028)	$2,872	$278	$3,172	$6,750	$9,879	244%
Net income (loss) per diluted share	$(0.20)	$0.28	$0.03	$0.31	$0.65	$0.94	237%
Net income (loss) -- TTM	$11,607	$11,323	$(2,722)	$4,294	$13,072	$20,079	77%
Net income (loss) per diluted share -- TTM	$1.13	$1.10	$(0.27)	$0.42	$1.26	$1.93	76%
______________________________
(1)For the twelve months ended September 30, 2022 and 2023, this amount relates to equipment included in “Property and equipment acquired under finance leases, net of remeasurements and modifications” of $1,966 million and $748 million.
(2)For the twelve months ended September 30, 2022 and 2023, this amount relates to property included in “Principal repayments of finance leases” of $8,561 million and $5,245 million.
(3)Free cash flow is cash flow from operations reduced by “Purchases of property and equipment, net of proceeds from sales and incentives.”
(4)Free cash flow less principal repayments of finance leases and financing obligations is free cash flow reduced by “Principal repayments of finance leases” and “Principal repayments of financing obligations.”
(5)Free cash flow less equipment finance leases and principal repayments of all other finance leases and financing obligations is free cash flow reduced by equipment acquired under finance leases, which is included in “Property and equipment acquired under finance leases, net of remeasurements and modifications,” principal repayments of all other finance lease liabilities, which is included in “Principal repayments of finance leases,” and “Principal repayments of financing obligations.”

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions)
(unaudited)

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Y/Y % Change
Segments
North America Segment:
Net sales	$74,430	$78,843	$93,363	$76,881	$82,546	$87,887	11%
Net sales -- Y/Y growth, excluding F/X	10%	20%	14%	11%	11%	11%	N/A
Net sales -- TTM	$291,591	$304,877	$315,880	$323,517	$331,633	$340,677	12%
Operating income (loss)	$(627)	$(412)	$(240)	$898	$3,211	$4,307	N/A
F/X impact -- favorable (unfavorable)	$61	$95	$76	$41	$(7)	$(27)	N/A
Operating income (loss) -- Y/Y growth (decline), excluding F/X	(122)%	(158)%	53%	N/A	N/A	N/A	N/A
Operating margin -- % of North America net sales	(0.8)%	(0.5)%	(0.3)%	1.2%	3.9%	4.9%	N/A
Operating income (loss) -- TTM	$(1,521)	$(2,813)	$(2,847)	$(381)	$3,457	$8,176	N/A
Operating margin -- TTM % of North America net sales	(0.5)%	(0.9)%	(0.9)%	(0.1)%	1.0%	2.4%	N/A
International Segment:
Net sales	$27,065	$27,720	$34,463	$29,123	$29,697	$32,137	16%
Net sales -- Y/Y growth (decline), excluding F/X	(1)%	12%	5%	9%	10%	11%	N/A
Net sales -- TTM	$122,241	$120,816	$118,007	$118,371	$121,003	$125,420	4%
Operating loss	$(1,771)	$(2,466)	$(2,228)	$(1,247)	$(895)	$(95)	(96)%
F/X impact -- favorable (unfavorable)	$(231)	$(216)	$(331)	$(174)	$32	$228	N/A
Operating loss -- Y/Y growth (decline), excluding F/X	(526)%	147%	17%	(16)%	(48)%	(87)%	N/A
Operating margin -- % of International net sales	(6.5)%	(8.9)%	(6.5)%	(4.3)%	(3.0)%	(0.3)%	N/A
Operating loss -- TTM	$(5,590)	$(7,145)	$(7,746)	$(7,712)	$(6,836)	$(4,465)	(38)%
Operating margin -- TTM % of International net sales	(4.6)%	(5.9)%	(6.6)%	(6.5)%	(5.6)%	(3.6)%	N/A
AWS Segment:
Net sales	$19,739	$20,538	$21,378	$21,354	$22,140	$23,059	12%
Net sales -- Y/Y growth, excluding F/X	33%	28%	20%	16%	12%	12%	N/A
Net sales -- TTM	$72,070	$76,498	$80,096	$83,009	$85,410	$87,931	15%
Operating income	$5,715	$5,403	$5,205	$5,123	$5,365	$6,976	29%
F/X impact -- favorable (unfavorable)	$335	$478	$468	$272	$79	$(69)	N/A
Operating income -- Y/Y growth (decline), excluding F/X	28%	1%	(10)%	(26)%	(8)%	30%	N/A
Operating margin -- % of AWS net sales	29.0%	26.3%	24.3%	24.0%	24.2%	30.3%	N/A
Operating income -- TTM	$22,409	$22,929	$22,841	$21,446	$21,096	$22,669	(1)%
Operating margin -- TTM % of AWS net sales	31.1%	30.0%	28.5%	25.8%	24.7%	25.8%	N/A

AMAZON.COM, INC.
Supplemental Financial Information and Business Metrics
(in millions, except employee data)
(unaudited)

	Q2 2022	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Y/Y % Change
Net Sales
Online stores (1)	$50,855	$53,489	$64,531	$51,096	$52,966	$57,267	7%
Online stores -- Y/Y growth, excluding F/X	0%	13%	2%	3%	5%	6%	N/A
Physical stores (2)	$4,721	$4,694	$4,957	$4,895	$5,024	$4,959	6%
Physical stores -- Y/Y growth, excluding F/X	13%	10%	6%	7%	7%	6%	N/A
Third-party seller services (3)	$27,376	$28,666	$36,339	$29,820	$32,332	$34,342	20%
Third-party seller services -- Y/Y growth, excluding F/X	13%	23%	24%	20%	18%	18%	N/A
Subscription services (4)	$8,716	$8,903	$9,189	$9,657	$9,894	$10,170	14%
Subscription services -- Y/Y growth, excluding F/X	14%	14%	17%	17%	14%	13%	N/A
Advertising services (5)	$8,757	$9,548	$11,557	$9,509	$10,683	$12,060	26%
Advertising services -- Y/Y growth, excluding F/X	21%	30%	23%	23%	22%	25%	N/A
AWS	$19,739	$20,538	$21,378	$21,354	$22,140	$23,059	12%
AWS -- Y/Y growth, excluding F/X	33%	28%	20%	16%	12%	12%	N/A
Other (6)	$1,070	$1,263	$1,253	$1,027	$1,344	$1,226	(3)%
Other -- Y/Y growth (decline), excluding F/X	135%	168%	80%	57%	26%	(3)%	N/A

Stock-based Compensation Expense
Cost of sales	$213	$190	$208	$165	$251	$193	2%
Fulfillment	$763	$727	$757	$603	$932	$732	1%
Technology and infrastructure	$2,814	$3,036	$3,126	$2,574	$4,043	$3,284	8%
Sales and marketing	$990	$1,128	$1,092	$993	$1,303	$1,111	(2)%
General and administrative	$429	$475	$423	$413	$598	$509	7%
Total stock-based compensation expense	$5,209	$5,556	$5,606	$4,748	$7,127	$5,829	5%
Other
WW shipping costs	$19,304	$19,942	$24,714	$19,937	$20,418	$21,799	9%
WW shipping costs -- Y/Y growth	9%	10%	4%	2%	6%	9%	N/A
WW paid units -- Y/Y growth (7)	1%	11%	8%	8%	9%	9%	N/A
WW seller unit mix -- % of WW paid units (7)	57%	58%	59%	59%	60%	60%	N/A
Employees (full-time and part-time; excludes contractors & temporary personnel)	1,523,000	1,544,000	1,541,000	1,465,000	1,461,000	1,500,000	(3)%
Employees (full-time and part-time; excludes contractors & temporary personnel) -- Y/Y growth (decline)	14%	5%	(4)%	(10)%	(4)%	(3)%	N/A
________________________
(1)Includes product sales and digital media content where we record revenue gross. We leverage our retail infrastructure to offer a wide selection of consumable and durable goods that includes media products available in both a physical and digital format, such as books, videos, games, music, and software. These product sales include digital products sold on a transactional basis. Digital media content subscriptions that provide unlimited viewing or usage rights are included in “Subscription services.”
(2)Includes product sales where our customers physically select items in a store. Sales to customers who order goods online for delivery or pickup at our physical stores are included in “Online stores.”
(3)Includes commissions and any related fulfillment and shipping fees, and other third-party seller services.
(4)Includes annual and monthly fees associated with Amazon Prime memberships, as well as digital video, audiobook, digital music, e-book, and other non-AWS subscription services.
(5)Includes sales of advertising services to sellers, vendors, publishers, authors, and others, through programs such as sponsored ads, display, and video advertising.
(6)Includes sales related to various other offerings, such as certain licensing and distribution of video content, health care services, and shipping services, and our co-branded credit card agreements.
(7)Excludes the impact of Whole Foods Market.

Amazon.com, Inc.
Certain Definitions
Customer Accounts
•References to customers mean customer accounts established when a customer places an order through one of our stores. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Payments customers, AWS customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.
Seller Accounts
•References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.
AWS Customers
•References to AWS customers mean unique AWS customer accounts, which are unique customer account IDs that are eligible to use AWS services. This includes AWS accounts in the AWS free tier. Multiple users accessing AWS services via one account ID are counted as a single account. Customers are considered active when they have had AWS usage activity during the preceding one-month period.
Units
•References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers in our stores as well as Amazon-owned items sold in other stores. Units sold are paid units and do not include units associated with AWS, certain acquisitions, certain subscriptions, rental businesses, or advertising businesses, or Amazon gift cards.

Contacts:

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